Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Reports Preliminary
Fiscal 2024 Third-Quarter Results

OVERLAND PARK, Kan. (Sept. 17, 2024) - Compass Minerals (NYSE: CMP), a leading global provider of essential minerals, today reported preliminary fiscal 2024 third-quarter results.

The following financial results and updated 2024 outlook are preliminary estimates and are subject to change until the filing of the company’s Form 10-Q for the quarter ended June 30, 2024. The company is currently finalizing its fiscal 2024 third-quarter results and thus these preliminary estimates are based solely on information available to management as of the date of this press release. The company’s actual results may differ from these estimates due to the completion of its quarter-end closing procedures, final adjustments and developments that may arise or information that may become available, including with respect to the financial restatements described below, between now and the time the company’s financial results are finalized and included in its Form 10-Q for the quarter ended June 30, 2024. Unless otherwise noted, it should be assumed that time periods referenced below are on a fiscal-year basis.

MANAGEMENT COMMENTARY

"Compass Minerals' core businesses produced strong results in the third quarter. We had solid results in the Salt segment that reflect the robust earnings potential of that business, while we continued to see sequential improvements in realized price, adjusted EBITDA per ton, and adjusted EBITDA margin in the Plant Nutrition segment,” said Edward C. Dowling Jr., president and CEO. "It’s disappointing that we have been delayed in sharing the positive performance of the core businesses with the market due to issues surrounding certain historical accounting matters. It is important for the market to know that the core Salt and Plant Nutrition business are performing well, and that we are also focused on positioning the company for better performance in the future. We are building and reinforcing a culture committed to operational excellence and continuous improvement, with an emphasis on improving cash generation and deleveraging the balance sheet. I expect that the improvements that we are making across the business will result in a stronger company and higher returns for our shareholders."

Compass Minerals Reports Preliminary Third Quarter Earnings

FINANCIAL RESTATEMENT UPDATE

As previously disclosed, Compass Minerals identified misstatements and material weaknesses in its (i) unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, (ii) audited financial statements included in its Annual Report on Form 10-K for the period ended Sept. 30, 2023, (iii) unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended Dec. 31, 2023, and (iv) unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024. The misstatements primarily relate to certain contingent consideration associated with the company’s acquisition of Fortress North America, LLC, originally disclosed in the company’s Form 8-K filed on July 3, 2024, together with additional identified errors. The company provided an update on the identified misstatements and materials weaknesses in the company’s Form 12b-25 filed Aug. 9, 2024. The issues identified by the company do not materially impact the company's adjusted EBITDA or the fundamentals of the core Salt and Plant Nutrition businesses.

The company is actively engaged with its current and predecessor auditors as the company corrects the errors and restates the affected financial statements. As part of that process, additional audit procedures covering fiscal years 2021 through 2023 have been required, thereby prolonging the process to complete the restatements. These amended financial statements must be completed before the company can file its Form 10-Q for the quarter ended June 30, 2024. To date, no additional material accounting misstatements have been identified as a result of the additional testing being performed; however, the company has not fully completed its review and cannot provide assurance that other errors will not be identified.

Until the restatements are completed, Compass Minerals is limited in the amount of financial information that it can provide. The company is not able to provide an estimate of when it expects the restatements to be completed. The company is providing the following preliminary financial results for the third quarter of 2024 given its assessment that these results are not reasonably expected to be materially impacted by the restatement work described above.

Compass Minerals Reports Preliminary Third Quarter Earnings

PRELIMINARY QUARTERLY FINANCIAL RESULTS

Three Months Ended June 30,
(in millions, except per share data)	2024
Revenue	$202.9
Operating earnings	5.9
Adjusted operating earnings*	7.4
Adjusted EBITDA*	32.8
Net loss	(43.6)
Net loss per diluted share	(1.05)
Adjusted net loss*	(42.1)
Adjusted net loss* per diluted share	(1.01)
*Non-GAAP financial measure. Reconciliations to the most directly comparable GAAP financial measure are provided in tables at the end of this press release.

PRELIMINARY QUARTERLY FINANCIAL HIGHLIGHTS

•Preliminary adjusted EBITDA of $32.8 million, which includes a non-cash gain of $0.9 million related to the decrease of the Fortress contingent liability discussed below;
•Strong Salt segment performance with adjusted EBITDA per ton of $28.05;
•Mid-point of Salt business adjusted EBITDA guidance increased $15 million for 2024;
•Average sales price for sulfate of potash increased for the second consecutive quarter to $691.27 per ton; and
•Plant Nutrition adjusted EBITDA per ton and adjusted EBITDA margin of $128.57 and 18.6%, respectively.

SALT BUSINESS SUMMARY

Preliminary operating earnings for the quarter were $25.9 million and adjusted EBITDA was $41.6 million. Preliminary adjusted EBITDA per ton came in at $28.05. The second half of the fiscal year reflects the normal seasonal change in sales mix as highway deicing volumes decline going into summer months, resulting in increased contribution from the consumer and industrial (C&I) business. Preliminary quarterly operating earnings margin and adjusted EBITDA margin were 16.1% and 25.9%, respectively, for the three months ended June 30, 2024.

Preliminary Salt segment revenue totaled $160.6 million for the third quarter. In the highway deicing business, the company realized an average highway deicing selling price of $77.20 per ton and sales volumes were 1.09 million tons. C&I pricing was $194.35 per ton during the quarter. Associated volumes were 393 thousand tons, which were impacted in the quarter by short-term interruptions in customer processing needs and timing of sales.

Compass Minerals Reports Preliminary Third Quarter Earnings

PLANT NUTRITION BUSINESS SUMMARY

In the Plant Nutrition business, preliminary operating loss totaled $1.4 million and adjusted EBITDA was $7.2 million for the quarter.

Plant Nutrition preliminary revenue for the quarter totaled $38.8 million. This reflects sales volumes of 56 thousand tons. The average segment sales price for the quarter was $691.27 per ton, which represents a sequential 2% increase in pricing.

FORTRESS NORTH AMERICA UPDATE

Compass Minerals continues to evaluate various alternatives regarding the path forward for Fortress North America. Discussions are ongoing with the U.S. Forest Service (USFS) regarding the evaluation and testing of the company's non-magnesium chloride-based aerial fire retardants.

FINANCIAL POSITION AND LIQUIDITY

The company ended the quarter with $220.8 million of liquidity, comprised of $12.8 million in cash and cash equivalents and $208.0 million of availability under its $375 million revolving credit facility.

At quarter-end, the preliminary consolidated total net leverage ratio was 4.3 times, within the company's net leverage covenant of 6.5 times. The company has amended its credit agreement and receivables financing agreement to accommodate the delay in providing required final compliance certifications related to third quarter of 2024 financial results until Nov. 29, 2024.

PRELIMINARY UPDATED 2024 OUTLOOK

Preliminary updated guidance and commentary for 2024 is reflected below.

Salt Segment
2024 Range
Highway deicing sales volumes (thousands of tons)	7,400 - 7,500
Consumer and industrial sales volumes (thousands of tons)	1,800 - 1,900
Total salt sales volumes (thousands of tons)	9,200 - 9,400

Revenue (in millions)	$900 - $910
Adj. EBITDA (in millions)	$215 - $225

Compass Minerals Reports Preliminary Third Quarter Earnings

The outlook for adjusted EBITDA from the Salt segment is improved from guidance provided on May 9, 2024. Anticipated costs related to the curtailment of Goderich mine that were expected to be recognized in 2024 are lower than had been originally forecast, resulting in improved expectations for adjusted EBITDA for the year.

The company continues to work toward reducing salt inventory levels in the coming deicing season and accelerating conversion of excess inventory to cash.

2024/2025 North American Bid Season

Approximately 70% of the company's North American highway deicing bidding process for the upcoming winter season has been completed. Based on bid results to date, which include both positive and negative price changes that reflect regional market conditions and competitiveness, the company expects its average contract selling price for the coming season to be approximately 2% lower than prices in fiscal 2024. Market bid volumes are expected to be down approximately 7% to 10% compared to fiscal 2024, which is consistent with expectations given inventory levels across the service market and producer supply positions following two consecutive mild winters. It is important to distinguish between committed bid volumes, which are used to establish minimum and maximum service levels for certain customers, and expected sales volumes, which will be driven ultimately by winter weather activity in the coming year. Sales volumes can be above or below committed volumes in any given deicing season.

Plant Nutrition Segment
2024 Range
Sales volumes (thousands of tons)	265 - 275
Revenue (in millions)	$175 - $185
Adj. EBITDA (in millions)	$21 - $26

The revised Plant Nutrition guidance above reflects lower sales volumes and increased costs partially offset by higher realized pricing.

Corporate
2024 Range
	Fortress[1]	Other[2]	Total
Adj. EBITDA (in millions)	$3 - $4	($44) - ($39)	($41) - ($35)
(1)    Fortress contribution includes adjusted EBITDA carried over from its calendar year 2023 USFS take-or-pay contract as well as ongoing overhead costs; no assumptions with respect to 2024 activity with the USFS have been assumed.
(2)    Other adjusted EBITDA includes i) approximately $5 million of lithium-related costs, unchanged from previously provided guidance, and ii) the year-to-date non-cash gain of $23.1 million related to the decline in the valuation of the contingent consideration liability associated with the Fortress acquisition, reflecting quarterly fluctuations of that liability due to changes in the discount rate and the projected business performance used in the valuation.

Compass Minerals Reports Preliminary Third Quarter Earnings

Projected Corporate segment results shown in the table above include corporate expenses in support of the company's core businesses, operating expenses related to the company's terminated lithium project, Fortress financial results, and the results of DeepStore, the company's records and management services business in the U.K. The improvement in guidance for Other reflects the correction, disclosed in the Form 8-K filed on July 3, 2024, of an error in the calculation of adjusted EBITDA that understated this measure by approximately $10 million in the first half of 2024.

Total Compass Minerals
2024 Adjusted EBITDA
	Salt	Plant Nutrition	Corporate[1]	Total
Adj. EBITDA (in millions)	$215 - $225	$21 - $26	($41) - ($35)	$195 - $216

2024 Capital Expenditures
	Sustaining	Lithium[2]	Fortress	Total
Capital expenditures (in millions)	$80 - $90	~$30	$5 - $10	$115 - $130
(1)    Includes financial contribution of Fortress and DeepStore.
(2)    Lithium capital expenditures principally relate to items committed to or made prior to the suspension of further investment in the lithium project. As a result of the termination of the lithium project and the related impairment in the first quarter of 2024, a portion of these expenditures that related to committed items that had not been received by Dec. 31, 2023 were not classified as capital expenditures within the consolidated statements of cash flows when paid.

Total capital expenditures for the company in 2024 remain unchanged from the company’s prior guidance and are expected to be within a range of $115 million to $130 million. Approximately $30 million of lithium-associated expenditures are included, principally related to items that were committed to prior to the November 2023 project suspension. The company's projections also include $5 million to $10 million of capital investment in the company's fire-retardant business.

Other Assumptions
($ in millions)	2024 Range
Depreciation, depletion and amortization	$100 - $110
Interest expense, net	$65 - $70
Effective income tax rate (excl. valuation allowance and impairments)	(25%) - (20%)

CONFERENCE CALL

The occurrence and timing of an earnings call to discuss results for the third quarter of 2024 will be dependent on the ultimate completion of the aforementioned restatements.

Compass Minerals Reports Preliminary Third Quarter Earnings

About Compass Minerals
Compass Minerals (NYSE: CMP) is a leading global provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. The company’s salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial, chemical and agricultural applications. Its plant nutrition products help improve the quality and yield of crops, while supporting sustainable agriculture. Additionally, it is working to develop a long-term fire-retardant business. Compass Minerals operates 12 production and packaging facilities with nearly 2,000 employees throughout the U.S., Canada and the U.K. Visit compassminerals.com for more information about the company and its products.

Investor Contact	Media Contact
Brent Collins	Rick Axthelm
Vice President, Treasurer & Investor Relations	Chief Public Affairs and Sustainability Officer
+1.913.344.9111	+1.913.344.9198
InvestorRelations@compassminerals.com	MediaRelations@compassminerals.com

Compass Minerals Reports Preliminary Third Quarter Earnings

Forward-Looking Statements and Other Disclaimers
This press release may contain forward-looking statements, including, without limitation, statements regarding preliminary results and information, statements about earnings potential and efforts to strengthen the company and improve shareholder returns; management of inventory levels; Fortress North America's path forward; expectations for highway deicing pricing and volumes for the upcoming winter; the restatement of certain of the company’s previously issued financial statements; and the company's outlook for 2024, including its expectations regarding sales volumes, revenue, Adjusted EBITDA, corporate and other expense, depreciation, depletion and amortization, interest expense, tax rates, and capital expenditures. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. The company uses words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) weather conditions, (ii) inflation, the cost and availability of transportation for the distribution of the company’s products and foreign exchange rates, (iii) pressure on prices and impact from competitive products, (iv) any inability by the company to successfully implement its strategic priorities or its cost-saving or enterprise optimization initiatives, and (v) the risk that the company may not realize the expected financial or other benefits from its ownership of Fortress North America. For further information on these and other risks and uncertainties that may affect the company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual Report on Form 10-K for the period ended Sept. 30, 2023, and its Quarterly Reports on Form 10-Q for the quarters ended Dec. 31, 2023 and Mar. 31,2024, and any amendments thereto, as well as the company's other SEC filings. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

Non-GAAP Measures
In addition to using U.S. generally accepted accounting principles (“GAAP”) financial measures, management uses a variety of non-GAAP financial measures described below to evaluate the company’s and its operating segments’ performance. While the consolidated financial statements provide an understanding of the company’s overall results of operations, financial condition and cash flows, management analyzes components of the consolidated financial statements to identify certain trends and evaluate specific performance areas.

Management uses EBITDA, EBITDA adjusted for items which management believes are not indicative of the company’s ongoing operating performance (“Adjusted EBITDA”) and EBITDA margin to evaluate the operating performance of the company’s core business operations because its resource allocation, financing methods and cost of capital, and income tax positions are managed at a corporate level, apart from the activities of the

Compass Minerals Reports Preliminary Third Quarter Earnings

operating segments, and the operating facilities are located in different taxing jurisdictions, which can cause considerable variation in net earnings. Management also uses adjusted operating earnings, adjusted operating margin, adjusted net earnings, and adjusted net earnings per diluted share, which eliminate the impact of certain items that management does not consider indicative of underlying operating performance. The presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. Management believes these non-GAAP financial measures provide management and investors with additional information that is helpful when evaluating underlying performance. EBITDA and Adjusted EBITDA exclude interest expense, income taxes and depreciation, depletion and amortization, each of which are an essential element of the company’s cost structure and cannot be eliminated. In addition, Adjusted EBITDA and Adjusted EBITDA margin exclude certain cash and non-cash items, including stock-based compensation, impairment charges and certain restructuring charges. Consequently, any measure that excludes these elements has material limitations. The non-GAAP financial measures used by management should not be considered in isolation or as a substitute for net earnings, operating earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of overall profitability or liquidity. These measures are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The calculation of non-GAAP financial measures as used by management is set forth in the following tables. All margin numbers are defined as the relevant measure divided by sales. The company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the company is unable to estimate significant non-recurring, unusual items and/or distinct non-core initiatives without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the company’s results.

Adjusted operating earnings, adjusted operating earnings margin, adjusted net earnings (loss), and adjusted net earnings (loss) per diluted share are presented as supplemental measures of the company’s performance. Management believes these measures provide management and investors with additional information that is helpful when evaluating underlying performance and comparing results on a year-over-year normalized basis. These measures eliminate the impact of certain items that management does not consider indicative of underlying operating performance. These adjustments are itemized below. Adjusted net earnings (loss) per diluted share is adjusted net earnings (loss) divided by weighted average diluted shares outstanding. You are encouraged to evaluate the adjustments itemized above and the reasons management considers them appropriate for supplemental analysis. In evaluating these measures, you should be aware that in the future the company may incur expenses that are the same as or similar to some of the adjustments presented below.

Compass Minerals Reports Preliminary Third Quarter Earnings

Special Items Impacting the Three Months Ended June 30, 2024 (unaudited, in millions, except per share data)
Item Description	Segment	Line Item	Amount	Tax Effect(1)	After Tax	EPS Impact
Restructuring charges(2)	Corporate and Other	Other operating expense	$1.5	$—	$1.5	$0.04
Total			$1.5	$—	$1.5	$0.04
(1)    There were no substantial income tax benefits related to these items given the U.S. valuation allowances on deferred tax assets.
(2)    Restructuring charges do not include certain reductions in stock-based compensation associated with forfeitures stemming from the restructuring activities.

Reconciliation for Adjusted Operating Earnings (unaudited, in millions)
Three Months Ended June 30,
2024
Operating earnings	$5.9
Restructuring charges(1)	1.5
Adjusted operating earnings	$7.4
Sales	202.9
Operating margin	2.9%
Adjusted operating margin	3.6%
(1)    The company incurred severance and related charges for reductions in workforce and changes to executive leadership and additional restructuring costs related to the termination of the company’s lithium development project.

Reconciliation for Adjusted Net Loss (unaudited, in millions)
Three Months Ended June 30,
2024
Net loss	$(43.6)
Restructuring charges(1)	1.5
Adjusted net loss	$(42.1)

Net loss per diluted share	$(1.05)
Adjusted net loss per diluted share	$(1.01)
Weighted-average common shares outstanding (in thousands):
Diluted	41,342
(1)    The company incurred severance and related charges for reductions in workforce and changes to executive leadership and additional restructuring costs related to the termination of the company’s lithium development project.

Compass Minerals Reports Preliminary Third Quarter Earnings

Reconciliation for EBITDA and Adjusted EBITDA (unaudited, in millions)
Three Months Ended June 30,
2024
Net loss	$(43.6)
Interest expense	17.2
Income tax expense	32.7
Depreciation, depletion and amortization	26.1
EBITDA	32.4
Adjustments to EBITDA:
Stock-based compensation - non-cash	(0.7)
Interest income	(0.2)
Gain on foreign exchange	(0.5)
Restructuring charges(1)	1.5
Other expense, net	0.3
Adjusted EBITDA	$32.8
(1)    The company incurred severance and related charges for reductions in workforce and changes to executive leadership and additional restructuring costs related to the termination of the company’s lithium development project.

Salt Segment Performance (unaudited, in millions, except for sales volumes and prices per short ton)
Three Months Ended June 30,
2024
Sales	$160.6
Operating earnings	$25.9
Operating margin	16.1%
EBITDA(1)	$41.6
EBITDA(1) margin	25.9%
Sales volumes (in thousands of tons):
Highway deicing	1,090
Consumer and industrial	393
Total Salt	1,483
Average prices (per ton):
Highway deicing	$77.20
Consumer and industrial	$194.35
Total Salt	$108.27
(1)    Non-GAAP financial measure. Reconciliations follow in these tables.

Compass Minerals Reports Preliminary Third Quarter Earnings

Reconciliation for Salt Segment EBITDA (unaudited, in millions)
Three Months Ended June 30,
2024
Reported GAAP segment operating earnings	$25.9
Depreciation, depletion and amortization	15.7
Segment EBITDA	$41.6
Segment sales	160.6
Segment EBITDA margin	25.9%
(1) The company incurred severance and related charges related to a reduction of its workforce.

Plant Nutrition Segment Performance (unaudited, dollars in millions, except for sales volumes and prices per short ton)
Three Months Ended June 30,
2024
Sales	$38.8
Operating loss	$(1.4)
Operating margin	(3.6)%
EBITDA(1)	$7.2
EBITDA(1) margin	18.6%
Sales volumes (in thousands of tons)	56
Average price (per ton)	$691.27
(1)    Non-GAAP financial measure. Reconciliations follow in these tables.

Reconciliation for Plant Nutrition Segment EBITDA (unaudited, in millions)
Three Months Ended June 30,
2024
Reported GAAP segment operating loss	$(1.4)
Depreciation, depletion and amortization	8.6
Segment EBITDA	$7.2
Segment sales	38.8
Segment EBITDA margin	18.6%

Compass Minerals Reports Preliminary Third Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except share and per-share data)

Three Months Ended June 30,
2024
Sales	$202.9
Shipping and handling cost	53.2
Product cost	117.1
Gross profit	32.6
Selling, general and administrative expenses	27.5
Other operating income	(0.8)
Operating earnings	5.9
Other (income) expense:
Interest income	(0.2)
Interest expense	17.2
Gain on foreign exchange	(0.5)
Other expense, net	0.3
Loss before income taxes	(10.9)
Income tax expense	32.7
Net loss	$(43.6)

Basic net loss per common share	$(1.05)
Diluted net loss per common share	$(1.05)
Weighted-average common shares outstanding (in thousands):(1)
Basic	41,342
Diluted	41,342
(1)Weighted participating securities include RSUs and PSUs that receive non-forfeitable dividends and consist of 632,000 weighted participating securities for the three months ended June 30, 2024.

Compass Minerals Reports Preliminary Third Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

June 30,
2024
ASSETS
Cash and cash equivalents	$12.8
Receivables, net	92.3
Inventories	407.5
Other current assets	34.4
Property, plant and equipment, net	787.9
Intangible and other noncurrent assets	260.3
Total assets	$1,595.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$6.3
Other current liabilities	182.1
Long-term debt, net of current portion	868.8
Deferred income taxes and other noncurrent liabilities	185.9
Total stockholders' equity	352.1
Total liabilities and stockholders' equity	$1,595.2

Compass Minerals Reports Preliminary Third Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION
(unaudited, in millions)

Three Months Ended June 30, 2024	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers	$160.6	$38.8	$3.5	$202.9
Intersegment sales	—	2.8	(2.8)	—
Shipping and handling cost	48.2	5.0	—	53.2
Operating earnings (loss)(2)(3)	25.9	(1.4)	(18.6)	5.9
Depreciation, depletion and amortization	15.7	8.6	1.8	26.1
Total assets (as of end of period)	1,013.3	408.1	173.8	1,595.2
(1)    Corporate and other includes corporate entities, records management operations, the Fortress fire retardant business, equity method investments, lithium costs and other incidental operations and eliminations. Operating earnings (loss) for corporate and other includes indirect corporate overhead, including costs for general corporate governance and oversight, lithium-related expenditures, as well as costs for the human resources, information technology, legal and finance functions.
(2)    Corporate operating results were impacted by net gains of $0.9 million related to the decline in the valuation of the Fortress contingent consideration for the three months ended June 30, 2024.
(3)    The company continued to take steps to align its cost structure to its current business needs. These initiatives impacted Corporate operating results and resulted in net severance and related charges for reductions in workforce and changes to executive leadership and additional restructuring costs related to the termination of the company’s lithium development project of $1.5 million for the three months ended June 30, 2024.